 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Angel Oak Financial Strategies Income Term Trust
(Name of Registrant as Specified In Its Charter)

Trevor Montano

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leading Proxy Advisory Firm ISS Recommends Angel Oak Financial Strategies Income Term Trust (FINS) Shareholders Vote for Trevor Montano, Board of Trustees Nominee

ISS Validates Trevor Montano’s Case for Change

June 18, 2025 - Institutional Shareholder Services Inc. (ISS) has recommended that FINS Shareholders vote for Trevor Montano, FINS Board of Trustees nominee, on the GREEN card and support change on the Board of Trustees.  Shareholders will have the opportunity to vote for the election of Mr. Montano at the 2025 Annual Meeting of Shareholders (Annual Meeting) on June 26, 2025.

“By recommending that FINS shareholders vote for me, ISS has validated my case for change – making clear that FINS historical financial performance and fund governance have failed to adequately serve shareholders” says Trevor Montano.

In its report, ISS supported Mr. Montano’s case for change at FINS, stating:

•	“The dissident has made a case for change, and he appears to be well qualified to serve on the board. As such, a vote FOR Montano is warranted.”

•	“The dissident appears to be a logical addition to the board. He has a background in bank capital investing, and outside board experience.”

•	“…the board stated that it told the dissident there was not a job opening on the board. It is difficult to understand why the board was so dismissive of a shareholder nominee, particularly when there are credible reasons for shareholders to be concerned about performance and corporate governance. In addition, it was not clear that the board was fully aware of the vote standard for director elections at this meeting, let alone the implications it could have on board composition.”

•	“Shareholders should also note that the board's nominees have received low support rates at the last two AGMs.”

•	“In addition, as the dissident has rightly noted, the board's corporate governance structure includes features that are not in the best interests of shareholders, such as a classified board and a majority vote standard in contested elections.”

•	“The fund's acquisition track record reveals areas where it is challenging to reconcile the board's actions with the best interests of shareholders…”

ADDITIONAL INFORMATION

Trevor Montano has filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (SEC) to be used to solicit proxies with respect to the 2025 FINS Annual Meeting. Shareholders are advised to read the proxy statement and other documents related to the solicitation of FINS shareholders because they contain important information. These materials filed by Mr. Montano with the SEC in connection with the solicitation of proxies are available at no charge on the SEC's website at http://www.sec.gov.